EXHIBIT 10.22
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		      SETTLEMENT AGREEMENT

     This Settlement Agreement (this "Agreement"), is made as of October 1, 1996, by and between ACTION INDUSTRIES, INC. ("Action"), a Pennsylvania corporation and ALLEGHENY CAPITAL GROWTH LIMITED PARTNERSHIP (formerly, Allegheny Industrial Park, L.P.), a Delaware limited partnership (the "Partnership").

                           Background

     The parties hereto entered into a sale and leaseback arrangement pursuant to which Action sold to the Partnership and simultaneously leased back from the Partnership certain real property, improvements and personalty located in Harmar Township, Pennsylvania (the "Property") and, in connection therewith, Action lent the Partnership $13,900,000.00 to purchase the Property as evidenced by a Promissory Note in said amount dated June 29, 1990 (the "$13,900,000.00 Note"). Concurrently with delivery of the $13,900,000.00 Note and transfer of the Property, the Partnership leased the Property back to Action pursuant to a Lease (the "Lease Agreement") also dated June 29, 1990. On or about March 26, 1991, the Partnership repaid the $13,900,000.00 Note but a portion of said $13,900,000.00 Note, namely, $3,500,000.00, was repaid with the proceeds of a loan in the amount of $3,500,000.00 made by Action to the Partnership and evidenced by the Partnership's Note (the "Original Note") to Action in the amount of $3,500,000.00 dated March 26, 1991. Action agreed to make the $3,500,000.00 loan evidenced by the Original Note pursuant to a Loan Agreement dated February 1991 (the "Existing Loan Agreement"), which superseded two prior loan agreements relating to the same general subject, one dated August 14, 1990 (the "First Loan Agreement") and one dated January 31, 1991 (the "Second Loan Agreement"). The Lease Agreement was amended in connection with the First Loan Agreement, all pursuant to a First Amendment to Lease Agreement dated August 14, 1990 (the "First Lease Amendment"). The Lease Agreement was further amended in connection with the Second Loan Agreement by a Second Amendment to Lease dated January 31, 1991 (the "Second Lease Amendment") and was still further amended in connection with the Existing Loan Agreement, all pursuant to a Restated Second Amendment to Lease Agreement dated February 4, 1991 (the "Restated Second Amendment") (the Lease Agreement as amended by the First Lease Amendment, the Second Lease Amendment and the Restated Second Amendment is hereinafter collectively referred to as the "Current Lease").

     The Original Note had a stated maturity date of March 26, 1995. The Partnership has alleged that the maturity date of the Original Note was extended and did not pay off the principal outstanding as of March 26, 1995. Action disputes that the maturity date of the Original Note was ever extended. Action has alleged the amount of rent due under the Current Lease was modified after March 26, 1995 and also has claimed a right to offset all or a portion of the remaining rent due under the Current Lease against amounts due under the Original Note. The Partnership has alleged that the rent provisions of the Current Lease were not modified and has claimed that Action is in default of the Current Lease by virtue of its failure to pay the full rent due under the Current Lease and has alleged that Action has no right to offset said unpaid portions of the rent against the Original Note.

     Action currently subleases a portion of the Warehouse Space (as defined in the Current Lease) to Executive Warehouse, Inc. ("EWI") pursuant to a sublease dated February 19, 1996 (the "EWI Sublease"). EWI and the Partnership intend to execute a new lease for the entire Warehouse Space (the "EWI Lease"). The date on which the EWI Lease becomes effective is hereinafter referred to as the "Effective Date".

     To resolve their differences, the parties have agreed, among other things, to (a) amend and restate the Current Lease by executing and delivering an Amended and Restated Lease Agreement in the form of Exhibit A hereto (the "New Lease") and (b) cancel the Original Note, and terminate the obligations of the parties under the Existing Loan Agreement, upon delivery to Action of an executed Promissory Judgment Note in the form of Exhibit B hereto (the "New Note") and an executed Supplemental Promissory Judgment Note in the form of Exhibit C hereto (the "Supplemental Note").

     This Agreement, the New Lease, the New Note and the Supplemental Note (together with such other agreements, documents and instruments, if any, as may be contemplated hereby or thereby, the "Transaction Documents") are inter-related and are given to resolve differences relating to the Current Lease and the Original Lease and arise out of the same transaction.

                             Terms

     NOW THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound, the parties hereto agree as follows:

     1. Execution and Delivery of Transaction Documents. Concurrently with its execution and delivery hereof (a) Action will execute and deliver to the Partnership the New Lease and will deliver to its counsel, in escrow, the Original Note and (b) the Partnership will execute and deliver to Action the New Lease, the New Note and the Supplemental Note. The New Lease, the New Note and the Supplemental Note will become effective by their own terms on the Effective Date without further action by the parties. Upon the occurrence of the Effective Date, Action's counsel shall deliver to the Partnership the Original Note marked "Canceled."

     2.   Effect of Transaction  Documents Becoming Effective.
Upon the Effective Date, the Current Lease, the Original Note and the Existing Loan Agreement shall all be deemed to have been terminated (and, in the case of the Original Note, canceled, irrespective of whether it has been delivered to the Partnership) and neither party shall have any further liability thereunder, except for, in the case of Action, obligations and liabilities arising or accruing under the Current Lease on or before the Effective Date or which survive the expiration of the Current Lease (other than liabilities consisting of, or arising out of, Action's failure to pay Annual Office Rent or Annual Warehouse Rent thereunder in an aggregate amount of more than $97,000 per month).

     3. Representations and Warranties of Action. Action represents and warrants to the Partnership as follows as of the date hereof and as of the Effective Date:

          (a) Organization and Good Standing. Action is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania.

          (b) Corporate Power and Authority. Action has the requisite corporate power and corporate authority to (i) own its properties and conduct its business as presently conducted and (ii) make, execute, deliver and perform the Transaction Documents to which it is a party.

          (c) Due Authorization; Enforceability. The execution, delivery and performance of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Action, and constitute, or when executed and delivered will constitute, the legal, valid and binding obligations of Action, enforceable against it in accordance with their respective terms except as limited by bankruptcy, insolvency and other laws which affect the enforcement of creditors' rights and by general equitable principles. Except for the consent of Foothill Capital Corporation, which consent has been obtained, no consent or authorization by any third party is required to enable Action to carry out the transactions contemplated by the Transaction Documents to which it is a party.

          (d) No Violation of Law or Agreements. The execution and delivery of the Transaction Documents to which it is a party do not, and the consummation of the transactions contemplated thereby and the compliance with the terms, conditions and provisions thereof will not, (i) contravene any provision of Action's articles of incorporation or by-laws or (ii) conflict with, violate, or result in a breach of or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under any of the terms, conditions or provisions of any material indenture, mortgage, loan or credit agreement or any other agreement or instrument to which Action is a party or by which it or any of its assets may be bound or affected, any judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, which names Action and is directed to Action or any of its assets or any applicable law, rule or regulation.

          (e)  EWI Sublease.

               (i) A true, accurate and complete copy of the EWI Sublease has been delivered to the Partnership and there are no amendments, modifications, side letters or understandings between Action and EWI, except as set forth in the EWI Sublease or as otherwise disclosed to the Partnership;

               (ii) The amount of space currently subleased to EWI under the EWI Sublease is 230,000 square feet and the amount of the monthly rent payable therefor is the sum of $42,742;

               (iii) Action will not modify, amend or change the EWI Sublease or terminate the EWI Sublease nor accept any amendment, modification, surrender or termination of the EWI Sublease without the prior written consent of the Partnership, which consent shall not be unreasonably withheld, except that Action may sublease additional space to EWI in accordance with the terms of the EWI Sublease;

               (iv) The EWI Sublease is in full force and effect and, to the best of Action's knowledge, no default exists thereunder on the part of either EWI or Action nor has any event or omission occurred which with the giving of notice or passage of time would constitute a default thereunder;

               (v) No security deposit or other sum or letter of credit or other security has been paid by EWI under the EWI
Sublease or in connection therewith or otherwise; and

               (vi) Action shall not settle or compromise any claims which it may have against EWI under the EWI Sublease without the prior written consent of the Partnership, which consent shall not be unreasonably withheld.

     4.   Representations and Warranties of The Partnership.  The
Partnership represents and warrants to Action as follows as of the date hereof and as of the Effective Date:

          (a) Organization and Good Standing. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) Power and Authority. The Partnership has the requisite power and authority to (i) own its properties and conduct its business as presently conducted and (ii) make, execute, deliver and perform the Transaction Documents to which it is a party.

          (c) Due Authorization; Enforceability. The execution, delivery and performance of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Partnership, and constitute, or when executed and delivered will constitute, the legal, valid and binding obligations of the Partnership, enforceable against it in accordance with their respective terms except as limited by bankruptcy, insolvency and other laws which affect the enforcement of creditors' rights and by general equitable principles. Except for the consent of Metropolitan Life Insurance Company ("Metropolitan") and EWI, no consent or authorization by any third party is required to enable the Partnership to carry out the transactions contemplated by the Transaction Documents to which it is a party. The Partnership will use its reasonable efforts to obtain necessary consents from Metropolitan and EWI.

          (d) No Violation of Laws or Agreements. The execution and delivery of the Transaction Documents to which it is a party do not, and the consummation of the transactions contemplated thereby and the compliance with the terms, conditions and provisions of thereof by the Partnership will not, (i) contravene any provision of the Partnership's Partnership Agreement or (ii) except for a mortgage held by Metropolitan and related loan documents, and except for the EWI Lease, conflict with, violate, or result in a breach of or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under any of the terms, conditions or provisions of any material indenture, mortgage, loan or credit agreement or any other agreement or instrument to which the Partnership is a party or by which it or any of its assets may be bound or affected, any judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, which names the Partnership and is directed to the Partnership or any of its assets or any applicable law, rule or regulation. The Partnership will use its reasonable efforts to obtain necessary waivers from Metropolitan and EWI.

     5. Action Offset Rights. From and after the Effective Date and so long as either the New Note or the Supplemental Note remains outstanding, Action shall be entitled to offset against its obligations to pay Annual Rent under and as defined in the New Lease amounts owed to Action by the Partnership under the New Note or the Supplemental Note which are in default beyond any applicable cure period, first against amounts in default under the Supplemental Note, then against amounts in default under the New Note, subject to the following restrictions:

          (a) such right of offset may not be exercised to the extent that an offset would, after taking into account monthly base rent actually paid under the EWI Lease, the New Lease and any other lease then in effect with respect to the Property, reduce the aggregate monthly rental payments made to the Partnership under such leases to an amount which would be less than the amount then due to the holder of the first motgage lien on the Property; provided, that the Partnership shall pay all amounts so received in respect of base rent to such first mortgage holder; and

          (b) it is expressly understood and agreed that such right of offset is subordinate to the rights of such first mortgage holder and to the rights of EWI under the EWI Lease and, if either of them or their designees shall obtain title to the Property, it shall not be enforceable against either of them.

     6. Partnership Offset Rights. From and after the effective date of the New Lease, the Partnership shall be entitled to offset against its obligations to pay amounts due under the New Note amounts owed by Action under the New Lease which are in default beyond any applicable cure period. If the New Lease is disaffirmed, avoided or rejected in any bankruptcy, insolvency or similar proceeding (collectively, a "Rejection"), the amount which the Partnership shall be entitled to offset under the New Note for periods after the date of Rejection shall be equal to (a) the Annual Rent due under the New Lease for the remainder of the originally stated term thereof, irrespective of such Rejection, plus (b) the amount which Action would have been required to pay in respect of Impositions (defined below) during the remainder of the originally stated term thereof, irrespective of such Rejection, minus (c) any rent and amounts paid in respect of Impositions by any tenants who lease any of the space covered by the New Lease during the remainder of the originally stated term thereof, net of all expenses incurred by the Partnership in reletting such space. As used herein, "Impositions" shall mean all CAM Charges, Outside Common Area Expenses, real estate taxes and assessments and insurance on the Building and the Land (as all of such terms are defined in the New Lease). The amount owed by Action in respect of Impositions which have not been determined as of the date of Rejection shall be equal to the amount of Impositions for which Action was liable during the 12-month period immediately preceding the date of Rejection multiplied by the number of years remaining in the term of the New Lease, with partial years being pro rated accordingly. The parties acknowledge and agree that the rights of the Partnership under this Section shall not be affected or impaired by any Rejection.

     7. Material Inducement. The parties acknowledge and agree that the provisions of Sections 5 and 6 are material inducements to each party entering into the Transaction Documents.

     8.   Additional Agreements.

          (a) Notwithstanding anything to the contrary set forth in the Current Lease, the parties agree that Action shall not be in default for non-payment of Annual Rent thereunder if it pays Annual Rent at the rate of $97,000 per month through the Effective Date (if the Effective Date occurs) or such earlier date as this Agreement is terminated pursuant to subsection (d) below. After giving effect to the previous sentence (and subject to subsection
(d) below if the Effective Date does not occur), the Partnership agrees that Action has paid Annual Rent through September 30, 1996. Except as otherwise provided in this subsection, Action remains responsible for the payment and performance of all of its obligations under the Current Lease until the same is terminated or expires.

          (b) Amounts paid by Action under the Current Lease in respect of Annual Rent and additional rent for periods after the Effective Date shall be pro rated as of the Effective Date.

          (c) The parties shall each use their reasonable best efforts to cause the Effective Date to occur. Without limiting the generality of the foregoing, Action shall comply with its maintenance, repair and replacement obligations under the Current
Lease at all times prior to the Effective Date.

          (d) If the Effective Date does not occur on or before December 31, 1996, then either party shall have the right, at any time thereafter but prior to the Effective Date by giving written notice to the other to such effect, to terminate this Agreement; provided, that if the Effective Date does not occur by such date due to the act or omission of either party, then such party shall have no right to give such notice. In addition, if the Partnership terminates the Current Lease as permitted thereunder prior to the Effective Date, then the Partnership shall have the right to teminate this Agreement. If this Agreement is so terminated then the Original Note, the Existing Loan Agreement and the Current Lease shall remain in full force and effect and the parties shall have their rights and obligations thereunder as if this Agreement had never existed; provided, that the obligation of (i) the Partnership to pay interest on the Original Note and (ii) Action to pay Annual Rent and additional rent under the Current Lease shall be deemed to have been satisfied in full through June 1, 1996.

          (e) Notwithstanding anything to the contrary set forth in the New Note, if required by the holder of the first mortgage lien on the Property or by EWI, Action will extend the term of the New Note, including without limitation the date set forth in Paragraph 3(a) of the New Note, but in no event beyond the tenth anniversary of the Effective Date.

          (f) From time to time upon the written request of Action, the Partnership shall confirm in writing that none of the following events or conditions has occurred from and after the date of this Agreemant or, if any such an event has occurred, shall give to Action a written description of such event: (i) the incurrence by the Partnership of any obligation for borrowed money owed to a bank or other financial institution ("Indebtedness") or any refinancing of any Indebtedness; (ii) a default in respect of any Indebtedness or an event which, with the giving of notice or the passage of time, will constitute such a default, but only if the Partnership has received notice of such default or event from its lender; (iii) the acceleration of any Indebtedness or the commencement by the holder of any Indebtedness of any action or proceeding to enforce its remedies in respect thereof; or (iv) any transfer of the Property or the Partnership or any interest therein. ANY REQUEST MADE BY ACTION UNDER THIS SUBSECTION SHALL REFERENCE THIS SUBSECTION AND THE FACT THAT THE FAILURE OF THE PARTNERSHIP TO RESPOND TO SUCH REQUEST CONSTITUTES A DEFAULT UNDER THE NEW NOTE AND THE SUPPLEMENTAL NOTE.

     9. Nature and Survival of Representations. The representations and warranties of the Partnership and Action contained in this Agreement or in any certificate or other document delivered pursuant to this Agreement, shall be deemed to constitute representations and warranties of the respective party delivering the same and shall survive the Effective Date until the New Note shall have been paid in full.

     10. Voluntary Agreement. EACH OF THE PARTIES HERETO REPRESENTS AND WARRANTS THAT IT IS REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE AND THAT IT HAS CONSULTED WITH ITS COUNSEL REGARDING THIS AGREEMENT, THAT IT IS FULLY AWARE OF THE TERMS CONTAINED HEREIN AND THAT IT HAS VOLUNTARILY AND WITHOUT COERCION OR DURESS OF ANY KIND ENTERED INTO THIS AGREEMENT.

     11. Costs and Expenses. Each party will pay its own costs and expenses, including without limitation its legal accounting and financial advisory fees, of its negotiation and performance of and compliance with the terms and conditions of this Agreement and the transactions contemplated hereby.

     12. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or, if mailed, when mailed by United States first-class, certified or registered mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by any party to the other):

          If to the Partnership, to

               J.S. Karlton Company, Inc.
               75 Holly Hill Lane
               Suite 300
               Greenwich, CT 06830
               Attn: John S. Karlton

          With a required copy to:

               Carolan & Greeley
               65 Franklin Street
               Boston, MA 02710
               Attn:  Alfred J. Carolan, Jr., Esq.

          If to Action, to:

               Action Industries, Inc.
               460 Nixon Road
               Cheswick, Pennsylvania 15024
               Attn:  T. Ronald Casper

          With a required copy to:

               Cohen & Grigsby, P.C.
               2900 CNG Tower
               625 Liberty Avenue
               Pittsburgh, PA 15222
               Attn: Neil F. Siegel, Esq.

     13. Successors and Assigns. This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Pennsylvania.

     15. Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

     16. Amendment and Waiver. The parties may by mutual agreement amend this Agreement in any respect, and any party, as to such party, may (a) extend the time for the performance of any of the obligations of any other party, (b) waive any inaccuracies in representations by any other party, (c) waive compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.

     17. Entire Agreement. This Agreement and the Exhibits hereto, together with the New Lease and the Current Lease (as modified by this Agreement) each of which is hereby incorporated herein, set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

     18. Effect of Invalidity of Provisions. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof so long as the provision rendered invalid, illegal or unenforceable does not materially adversely affect the basic economic bargain of the parties hereto, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.


                              ACTION INDUSTRIES, INC.

                              By:  T. RONALD CASPER
                                  ------------------------------
                              Printed Name:  T. RONALD CASPER
                                            --------------------
                              Title:  PRESIDENT/CEO
                                     ---------------------------


                              ALLEGHENY CAPITAL GROWTH LIMITED
                              PARTNERSHIP

                              By:  Third Pennsylvania Holding
                                   Corporation, its General
                                   Partner

                              By:  JOHN KARLTON
                                  ------------------------------
                              Printed Name:  JOHN KARLTON
                                            --------------------
                              Title:  PRESIDENT
                                     ---------------------------